Exhibit 10.32
FIRST AMENDMENT TO LEASE
THIS FIRST AMENDMENT TO LEASE (“Amendment”) is made as of this 23rd day of September 2008, by and between WEST REAL ESTATE AND MANAGEMENT, INC., a Minnesota corporation, (“Landlord”), ATMI PACKAGING, INC., a Minnesota corporation (“Tenant”), and ATMI, INC., a Delaware corporation, (Guarantor”).
WITNESSETH:
WHEREAS, Landlord and Tenant have entered into that certain Lease dated as of October 21, 2004 pertaining to certain “leased premises” located at 10851 Louisiana Avenue South, Bloomington, Minnesota (together with all amendments and addenda, the “Lease”);
WHEREAS, Guarantor has guaranteed all of Tenant’s obligations under the Lease;
WHEREAS, by virtue of a First Addendum to Lease dated February 23, 2005 (“First Addendum”), Landlord, Tenant, and Guarantor agreed to add additional terms to the Lease;
WHEREAS, the parties wish to amend certain terms of the Lease and the Addendum thereto;
NOW THEREFORE, in consideration of the Lease and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows:
1. DEFINED TERMS. Terms used in this Amendment and not defined herein shall have the meanings set forth in the Lease.
2. ARTICLE 1 — Premises and Term. The Lease is amended by extending the original term to August 31, 2013.
3. ARTICLE 2 — BASE RENT. The Lease is hereby amended by adding the following rent schedule:

LEASE YEARS 7	BASE RENT	ANNUAL BASE	MONTHLY BASE
THROUGH 9	/SQ. FT.	RENT	RENT
9/1/2010-8/31/2013	$4.71	$320,468.40	$26,705.70

4. ARTICLE 9 — ALTERATIONS, INSTALLATIONS, FIXTURES. Article 9 of the Lease shall remain in full force and effect and is hereby amended as follows:
Landlord and Tenant agree that the improvements in existence as of the date of this Amendment are guaranteed to be removed by Tenant upon expiration or termination of the Lease. The improvements to be removed, in addition to the items already enumerated in Article 9, shall include the following:
1. Two offices in southwest corner of warehouse.
2. All concrete pads, Praxair Nitrogen tank, and four chiller units on north side of building (the area where these improvements are located shall be restored to its prior condition as an asphalt truck court).
3. All rooftop HVAC units (the area of the roof where these units are located shall be restored to its prior condition and appropriately integrated into any contiguous roof areas).
4. All clean room equipment.
5. Electrical or other utility conduits back to the main service panel that serve all improvements to be removed in the original Article 9 and this Amendment.
For the avoidance of doubt, other than with respect to the two offices referenced in item 1 above, Tenant shall not have restoration obligations with respect to the pre-existing office space portion of the leased premises specified as “shaded area to remain” in the attached Exhibit A.
The removal requirements for the Approved Tenant Improvements shall remain as provided in Paragraph 4 of the First Addendum of Lease. The penultimate sentence of Article 9 is deleted in its entirety, and Tenant’s obligation to maintain the letter of credit shall be released upon execution of this Amendment.
5. FULL FORCE AND EFFECT. Except as modified herein, the original terms of the Lease along with any Amendments and/or Addendums thereto shall remain in full force and effect.
IN WITNESS WHEREOF, Landlord, Tenant, and Guarantor have executed this Amendment as of the day and year first above written.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[SIGNATURE PAGE TO FOLLOW]

2 of 4

LANDLORD:

WEST REAL ESTATE AND MANAGEMENT, INC.

By:

Name:

Title:

Date:

TENANT:

AMTI PACKAGING, INC.

By:

Name:	Doug Neugold

Title:	CEO & President

Date:	23 September 2008

GUARANTOR:

ATMI, INC.

By:

Name:	Paul Hohlstein

Title:	Sr VP, Supply Chain & Operations

Date:	23 September 2008

3 of 4

Exhibit A to First Amendment to Lease

4 of 4